Exhibit 99.1

Ideal Power Reports Second Quarter 2021 Financial Results

AUSTIN, TX – August 12, 2021 -- Ideal Power Inc. (“Ideal Power” or the “Company”) (Nasdaq: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bi-directional power switches, reported results for its second quarter ended June 30, 2021.

“Our recent announcements of test and evaluation collaborations with leaders in the electric vehicle (EV), uninterruptible power supplies (UPS) for data centers and renewable energy markets represent the launch of our commercialization of B-TRAN™,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power. “These customer engagements are a crucial step forward in establishing B-TRAN™ as a differentiated semiconductor architecture technology addressing a large and growing market. We are also partnering with Diversified Technologies, Inc. (DTI) on a second project, a Phase I Small Business Innovation Research (SBIR) grant funded by the Department of Energy (DOE) to develop a B-TRAN™ alternating current (AC) solid state circuit breaker (SSCB) for use in utility transmission and distribution systems. Backed by our strong balance sheet and with the recent additions of highly qualified business development and engineering leaders, we believe we are well positioned to support our B-TRAN™ commercialization plan.”

Key Second Quarter and Recent Operational Highlights

•	Announced collaborations with a top 10 automaker, a top 10 solar power conversion provider and an EV charging company on the testing and evaluation of B-TRAN™. These companies’ technical teams are committing considerable resources to evaluating the device and driver for use in their applications and will provide valuable feedback that Ideal Power will incorporate into an intelligent module design for commercialization.
•	Partnered with DTI, under a Phase I SBIR grant from the DOE, to develop a B-TRAN™-enabled low-loss AC SSCB. In the Phase I project, DTI and Ideal Power will design, build and demonstrate B-TRAN™ driven SSCB switch modules to interrupt AC power and confirm the efficiency and speed of the B-TRAN™ devices in AC operation. If successful and awarded a Phase II grant, DTI and Ideal Power will build and test a full 50 MW, 13.8kV SSCB.
•	Recently began the next wafer fabrication run with Teledyne, our domestic semiconductor fabrication partner, under the Naval Sea System Command (NAVSEA) program. The completion of this fabrication run is the next major milestone in the program.
•	Began the process of qualifying a second domestic semiconductor fabrication partner to ensure sufficient supply capacity for the large customers the Company is engaging and to mitigate supply chain risk. A qualifying run with this semiconductor fab is in process.
•	B-TRAN™ Patent Estate: Currently have 65 issued B-TRAN™ patents with 27 of those issued outside of the United States and 23 pending B-TRAN™ patents. Current geographic coverage includes North America, China, Japan, South Korea and Europe, with potential to expand coverage into India. In the last twelve months, 9 B-TRAN™ patents have been issued with 7 of the 9 issued outside of the United States including Ideal Power’s first patent issuance in South Korea.

Second Quarter Financial Results

•	Grant revenue was $85 thousand in the second quarter of 2021 on the timing of milestones under the NAVSEA program.

•	Grant revenue was $327 thousand for the six months ended June 30, 2021.
•	Operating expenses in the second quarter of 2021 were $1.3 million, compared to $0.8 million in the second quarter of 2020 as the company invested in research and development, sales and marketing and general corporate expenses.
•	Operating expenses in the six months ended June 30, 2021 were $2.2 million, compared to $1.8 million in the first six months of 2020.
•	Net loss in the second quarter of 2021 was $1.2 million, compared to $0.8 million in the second quarter of 2020, and $2.1 million in the first six months of 2021, compared to $1.8 million in the first six months of 2020. Net loss for the three and six months ended June 30, 2021 includes a gain on forgiveness of loan of $91 thousand relating to a Payroll Protection Program loan received in the second quarter of 2020 and forgiven by the Small Business Administration in May 2021.
•	Cash used in operating activities in the first six months of 2021 was $1.8 million compared to $1.5 million in the six months of 2020. Including investing activities, cash burn in the first six months of 2021 was $1.9 million.
•	Cash and cash equivalents totaled $25.7 million at June 30, 2021.
•	Ideal Power had no long-term debt outstanding at June 30, 2021.

Second Quarter 2021 Conference Call Details

Ideal Power President and CEO Dan Brdar and CFO Tim Burns will host the conference call, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, August 12, 2021
Time:	4:30 p.m. EDT, 1:30 p.m. PDT
Toll-free dial-in number:	1-800-437-2398
International dial-in number:	1-323-289-6576
Conference ID:	8858685

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=145446 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on Thursday, August 12, 2021, through Sunday, September 12, 2021.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	8858685

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS / data center and other industrial and military applications. The Company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners and our continued success engaging companies to participate in our customer sampling program, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:

LHA Investor Relations

Carolyn Capaccio, CFA

T: 212-838-3777

IdealPowerIR@lhai.com

IDEAL POWER INC.

 Balance Sheets

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,716,977	$3,157,256
Accounts receivable, net	132,371	170,287
Prepayments and other current assets	135,835	118,883
Total current assets	25,985,183	3,446,426

Property and equipment, net	58,576	37,125
Intangible assets, net	2,048,537	1,568,903
Right of use asset	335,211	79,719
Other assets	11,189	–
Total assets	$28,438,696	$5,132,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$159,107	$101,984
Accrued expenses	546,071	475,487
Current portion of lease liability	37,393	82,055
Total current liabilities	742,571	659,526

Long-term debt	–	91,407
Long-term lease liability	297,883	–
Other long-term liabilities	951,717	552,031
Total liabilities	1,992,171	1,302,964

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,873,367 shares issued and 5,872,046 shares outstanding at June 30, 2021 and 3,265,740 shares issued and 3,264,419 shares outstanding at December 31, 2020	5,873	3,266
Additional paid-in capital	103,700,516	78,974,964
Treasury stock, at cost, 1,321 shares at June 30, 2021 and December 31, 2020	(13,210)	(13,210)
Accumulated deficit	(77,246,654)	(75,135,811)
Total stockholders’ equity	26,446,525	3,829,209
Total liabilities and stockholders’ equity	$28,438,696	$5,132,173

IDEAL POWER INC.

Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Grant revenue	$84,705	$6,515	$326,766	$6,515
Cost of grant revenue	84,705	6,515	326,766	6,515
Gross profit	–	–	–	–

Operating expenses:
Research and development	560,693	316,325	821,573	666,989
General and administrative	603,518	515,878	1,204,204	1,095,648
Sales and marketing	112,033	–	174,611	–
Total operating expenses	1,276,244	832,203	2,200,388	1,762,637

Loss from operations	(1,243,431)	(832,203)	(2,200,388)	(1,762,637)

Other (income) expenses:
Interest expense, net	1,856	1,055	1,862	1,122
Gain on forgiveness of long-term debt	(91,407)	–	(91,407)	–
Total other (income) expenses	(89,551)	1,055	(89,545)	1,122

Net loss	$(1,186,693)	$(833,258)	$(2,110,843)	$(1,763,759)

Net loss per share – basic and fully diluted	$(0.19)	$(0.28)	$(0.37)	$(0.59)

Weighted average number of shares outstanding – basic and fully diluted	6,125,874	2,998,350	5,737,109	2,983,372

IDEAL POWER INC.

Statements of Cash Flows

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(2,110,843)	$(1,763,759)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	70,343	57,248
Write-off of capitalized patents	528	18,235
Stock-based compensation	153,644	226,168
Stock issued for services	68,680	50,000
Gain on loan forgiveness	(91,407)	–
Decrease (increase) in operating assets:
Accounts receivable	37,916	6,515
Prepaid expenses and other assets	(57,663)	35,715
Increase (decrease) in operating liabilities:
Accounts payable	57,123	(135,623)
Accrued expenses	70,584	8,144
Net cash used in operating activities	(1,801,095)	(1,497,357)

Cash flows from investing activities:
Purchase of property and equipment	(32,919)	(10,678)
Acquisition of intangible assets	(112,100)	(23,288)
Net cash used in investing activities	(145,019)	(33,966)

Cash flows from financing activities:
Net proceeds from issuance of common stock	21,204,609	–
Exercise of options and warrants	3,301,226	175,816
Proceeds from loans	–	91,407
Net cash provided by financing activities	24,505,835	267,223

Net increase (decrease) in cash and cash equivalents	22,559,721	(1,264,100)
Cash and cash equivalents at beginning of period	3,157,256	3,057,682
Cash and cash equivalents at end of period	$25,716,977	$1,793,582